SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2004

SONIC AUTOMOTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13395	56-201079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification No.)

5401 E. Independence Boulevard, Charlotte, North Carolina	28212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Item 5.	Other Events and Regulation FD Disclosure

On April 27, 2004, we issued a press release announcing the resignation of Theodore M. Wright as President and a director and the promotion of Jeffrey C. Rachor to President and E. Lee Wyatt, Jr.’s promotion to Executive Vice President.

A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss

Stephen K. Coss Senior Vice President and General Counsel

Dated: April 27, 2004

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